UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 1, 2020

Endo International plc

(Exact Name of Registrant as Specified in Its Charter)

Ireland	001-36326	68-0683755
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

First Floor, Minerva House, Simmonscourt Road Ballsbridge, Dublin 4, Ireland	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 011-353-1-268-2000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, nominal value $0.0001 per share	ENDP	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On June 1, 2020, Endo International plc issued a supplement to the offering memorandum and consent solicitation statement, dated May 14, 2020 (the “Original Offering Memorandum and Consent Solicitation Statement”), as supplemented by supplement no. 1 to the offering memorandum and consent solicitation statement, dated May 28, 2020 (as supplemented, the “Offering Memorandum and Consent Solicitation Statement”) related to the previously announced Exchange Offers and Consent Solicitations by wholly owned subsidiaries Par Pharmaceutical, Inc., a New York corporation, Endo Designated Activity Company, a designated activity company incorporated under the laws of Ireland, Endo Finance LLC, a Delaware limited liability company and Endo Finco Inc., a Delaware corporation. The terms used but not defined herein have the same meanings ascribed to them in the Offering Memorandum and Consent Solicitation Statement.

The supplement amends and supplements certain information in the Offering Memorandum and Consent Solicitation Statement to (i) change the mix of New Notes that comprise the Total Consideration and add cash to the Total Consideration payable for validly tendered (and not validly withdrawn) Old 5.375% 2023 Notes and extend the Early Tender Deadline for the Old 5.375% 2023 Notes Exchange Offer and related Consent Solicitation (but not any other Exchange Offer) to 11:59 p.m., New York City time, on June 12, 2020, unless further extended, and (ii) extend the Expiration Date for each of the Exchange Offers to 11:59 p.m., New York City time, on June 12, 2020, unless further extended. The Total Consideration for Old 5.375% 2023 Notes will now consist of up to $116,000,000 aggregate principal amount of New First Lien Notes, up to $47,220,000 in cash and up to $47,220,000 aggregate principal amount of New Second Lien Notes. Accordingly, Eligible Holders who validly tender their Old 5.375% 2023 Notes will be able to receive additional New First Lien Notes and cash as part of their consideration mix. As a result, the total amount of New First Lien Notes to be issued in the Exchange Offers is being increased by up to $66,000,000 from the Total Consideration mix provided in supplement no. 1, dated May 28, 2020 (and by up to $116,000,000 more than in the Original Offering Memorandum and Consent Solicitation Statement). Because the Early Tender Deadline for the Old 5.375% 2023 Notes is the same as the Expiration Date, the new package of Total Consideration for the Old 5.375% 2023 Notes remains the same throughout the Old 5.375% 2023 Notes Exchange Offer. The supplement does not impact the Withdrawal Deadline for the Old 5.375% 2023 Notes which expired at 5:00 p.m., New York City time, on May 28, 2020. The Total Consideration and Exchange Consideration, as applicable, payable in connection with the Old 6.000% 2023 Notes Exchange Offer and the Old 6.000% 2025 Notes Exchange Offer will not be changed. Additionally, the Early Tender Deadline and Withdrawal Deadline for each of the Old 6.000% 2023 Notes Exchange Offer and related Consent Solicitation and the Old 6.000% 2025 Notes Exchange Offer and related Consent Solicitation will not be extended and expired at 5:00 p.m., New York City time, on May 28, 2020.

Endo International plc has entered into a support agreement with the holders of approximately 41% of the Old 5.375% 2023 Notes pursuant to which such holders (together with their affiliates or funds party to such agreements, the “Supporting Holders”) have agreed that they will validly tender promptly after the date hereof all of their Old 5.375% 2023 Notes in the Old 5.375%2023 Notes Exchange Offer and provide their consent to the related Consent Solicitation. Combining Old 5.375% 2023 Notes that have been previously tendered with the notes that the Supporting Holders will tender, the Minimum Condition will be satisfied with respect to all of the Exchange Offers.

This report is neither an offer to purchase nor a solicitation of an offer to sell any securities. The Exchange Offers and Consent Solicitations will be made only pursuant to a confidential offering memorandum and consent solicitation statement, as supplemented, and only to persons certifying that they are (i) in the United States and “qualified institutional buyers” within the meaning of Rule 144A under the Securities Act (that are also institutional “accredited investors” within the meaning of Rule 501 of Regulation D of the Securities Act), or (ii) not “U.S. persons” and are outside of the United States (and are not acting for the account or benefit of a U.S. person) within the meaning of Regulation S under the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDO INTERNATIONAL PLC

By:	/s/ Matthew J. Maletta
Matthew J. Maletta
Executive Vice President,
Chief Legal Officer

Date: June 2, 2020